Exhibit 99.1

POSTAL REALTY TRUST, INC. REPORTS SECOND QUARTER 2020 RESULTS

- Acquired 19 USPS Properties for $10.6 Million During Quarter and 98 USPS Properties for $23.4 Million Subsequent to Quarter End -

- Increased Rental Income 8% Quarter-Over-Quarter -

- Completed $52.2 Million First Follow-On Offering -

- Raised Dividend for Second Time in 2020 -

Cedarhurst, New York, August 12, 2020 (Business Wire) — Postal Realty Trust, Inc. (NYSE: PSTL), an internally managed real estate investment trust that owns properties leased to the United States Postal Service (“USPS”), today announced results for the quarter ended June 30, 2020.

Highlights for Quarter Ended June 30, 2020 and Subsequent Events

•	Completed acquisitions of 19 USPS properties for $10.6 million
•	Grew rental income 8% sequentially to $4.6 million, reflecting the contribution from acquired properties
•	Net loss attributable to common stockholders was $(150,550), or $(0.05) per diluted share
•	Funds from Operations was $1.9 million, or $0.23 per diluted share
•	Adjusted Funds from Operations was $2.1 million, or $0.26 per diluted share
•	Amended credit facility to expand borrowing base, increased advance rate and value of properties
•	Successfully completed $52.2 million follow-on offering
•	Raised quarterly dividend by 2.5% to $0.205 per share
•	Acquired $23.4 million of USPS properties comprised of 98 buildings, subsequent to quarter end

Andrew Spodek, Chief Executive Officer commented, “Postal Realty completed another successful quarter. Over the last 12 months, our revenues have more than doubled, we added accretive acquisitions and expanded our ability to deploy growth capital by amending our line of credit and successfully completing our first follow-on equity offering. Our amended line, coupled with proceeds from our follow-on offering, provide us with incremental buying power.”

Mr. Spodek continued, “We believe we remain well-positioned to reach our acquisition target by year-end, despite our conservative capital deployment stance in the second quarter in light of the healthcare crisis. The opportunity to consolidate this stable real estate segment in an accretive manner allows us to create additional value for our shareholders in the near and long-term.”

Property Portfolio

As of June 30, 2020, the Company owned 568 postal properties located in 47 states and comprising approximately 1.8 million net leasable interior square feet. During the second quarter ended June 30, 2020, the Company acquired 19 USPS properties for $10.6 million, comprising approximately of 66,000 net leasable interior square feet and increased rental income 8% quarter-over-quarter.

Subsequent to the end of the second quarter, the Company acquired 98 properties for $23.4 million comprising approximately 250,000 net leasable interior square feet. As of August 11, 2020, the Company’s portfolio is 100% occupied, comprised of 666 properties across 47 states with approximately 2.0 million net leasable interior square feet and a weighted average rental rate of $9.87 per leasable square foot.

In addition, the Company has entered into definitive agreements to acquire $3.7 million of additional properties; the majority of these transactions are anticipated to close during the third quarter subject to the satisfaction of customary closing conditions.

Balance Sheet & Capital Markets Activity

As of June 30, 2020, the Company had cash of $4.9 million on the balance sheet, $84.3 million of debt that had a weighted average interest rate of 2.35% at the end of the quarter and a fixed charge coverage ratio of 5.6x. During the quarter, the Company amended its revolving line of credit allowing additional properties to be eligible for the borrowing base and providing additional flexibility to access funding by increasing the advance rate of the borrowing base to 60% from 50%.

On July 20, 2020, the Company closed its first equity follow-on offering selling 4,021,840 shares of common stock at a public offering price of $13.00 per share. Gross proceeds were approximately $52.2 million. Proceeds were used to pay down a portion of the Company’s line of credit and to fund the acquisition of additional postal properties. As of August 12, 2020, the Company has $39.5 million drawn on its line of credit.

Dividend

On July 30, 2020, the Company declared a quarterly dividend of $0.205 per share of Class A common stock, representing a 2.5% increase compared to the prior quarter. The new dividend translates to $0.82 per share on an annualized basis. The dividend will be payable on August 31, 2020 to stockholders of record as of the close of business on August 14, 2020. The Company has increased its dividend every quarter since IPO.

Webcast and Conference Call Details

Postal Realty Trust will host a webcast and conference call to discuss the second quarter 2020 financial results on August 12, 2020 at 5:00 P.M. Eastern Time. A live audio webcast of the conference call will be available on the Company’s investor website at https://investor.postalrealtytrust.com/QuarterlyResults. To participate in the conference call, callers from the United States and Canada should dial-in ten minutes prior to the scheduled call time at 1-877-407-9208 International callers should dial 1-201-493-6784. The passcode for the call is 13707856.

Replay

A telephonic replay of the call will also be available from 8:00 P.M. Eastern Time on August 12, 2020, through 11:59 P.M. Eastern Time on August 26, 2020, by dialing 1-844-512-2921 in the United States and Canada or 1-412-317-6671 internationally and entering passcode 13707856.

Non-GAAP Supplemental Financial Information

An explanation of certain non-GAAP financial measures used in this press release, including, FFO and AFFO, as well as reconciliations of those non-GAAP financial measures, to the most directly comparable GAAP financial measure, is included below.

The Company calculates FFO in accordance with the current National Association of Real Estate Investment Trusts (“NAREIT”) definition. NAREIT currently defines FFO as follows: net income (loss) (computed in accordance with GAAP) excluding depreciation and amortization related to real estate, gains and losses from the sale of certain real estate assets, gains and losses from change in control, and impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by an entity. Other REITs may not define FFO in accordance with the NAREIT definition or may interpret the current NAREIT definition differently than we do and therefore our computation of FFO may not be comparable to such other REITs.

The Company calculates AFFO by starting with FFO and adjusting for recurring capital expenditures (defined as all capital expenditures that are recurring in nature, excluding, beginning with Q2 2020 as a policy change, all capital improvements that are planned at the acquisition of a property or obtaining a lease or lease renewal) and acquisition related expenses (defined as acquisition-related expenses that are incurred for investment purposes and do not correlate with the ongoing operations of our existing portfolio, including due diligence costs for acquisitions not consummated and certain auditing and accounting fees incurred that were directly related to completed acquisitions or dispositions) that are not capitalized and then adding back non-cash items including: non-real estate depreciation, loss on extinguishment of debt, write-off and amortization of debt issuance costs, straight-line rent adjustments, fair value lease adjustments and non-cash components of compensation expense. AFFO is a non-GAAP financial measure and should not be viewed as an alternative to net income calculated in accordance with GAAP as a measurement of our operating performance. We believe that AFFO is widely used by other REITs and is helpful to investors as a meaningful additional measure of our ability to make capital investments. Other REITs may not define AFFO in the same manner as we do and therefore our calculation of AFFO may not be comparable to such other REITs.

These metrics are non-GAAP financial measures and should not be viewed as an alternative measurement of our operating performance to net income. Management believes that accounting for real estate assets in accordance with GAAP implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values have historically risen or fallen with market conditions, many industry investors and analysts have considered the presentation of operating results for real estate companies that use historical cost accounting to be insufficient by themselves. As a result, we believe that the additive use of FFO and AFFO, together with the required GAAP presentation, is widely-used by our competitors and other REITs and provides a more complete understanding of our performance and a more informed and appropriate basis on which to make investment decisions.

Forward-Looking and Cautionary Statements

This press release contains “forward-looking statements.” Forward-looking statements include statements regarding the proposed public offering and other statements identified by words such as “could,” “may,” “might,” “will,” “likely,” “anticipates,” “intends,” “plans,” “seeks,” “believes,” “estimates,” “expects,” “continues,” “projects” and similar references to future periods, or by the inclusion of forecasts or projections. Forward-looking statements, include, among other factors, change in the status of the USPS as an independent agency of the executive branch of the U.S. federal government, change in the structure and organization of the USPS and increased congressional oversight and regulation of the USPS, change in the demand for postal services delivered by the USPS, our ability to come to an agreement with the USPS regarding new leases, the solvency and financial health of the USPS, defaults on, early terminations of or non-renewal of leases by the USPS, the competitive market in which we operate, changes in the availability of acquisition opportunities, our inability to successfully complete real estate acquisitions or dispositions on the terms and timing we expect, or at all, our failure to successfully operate developed and acquired properties, adverse economic or real estate developments, either nationally or in the markets in which our properties are located, decreased rental rates or increased vacancy rates, change in our business, financing or investment strategy or the markets in which we operate, fluctuations in mortgage rates and increased operating costs, changes in the method pursuant to which reference rates are determined and the phasing out of LIBOR after 2021, general economic conditions, financial market fluctuations, our failure to generate sufficient cash flows to service our outstanding indebtedness, our failure to obtain necessary outside financing on favorable terms or at all, failure to hedge effectively against interest rate changes, our reliance on key personnel whose continued service is not guaranteed, the outcome of claims and litigation involving or affecting us, changes in real estate, taxation, zoning laws and other legislation and government activity and changes to real property tax rates and the taxation of REITs in general, operations through joint ventures and reliance on or disputes with co-venturers, cybersecurity threats, environmental uncertainties and risks related to adverse weather conditions and natural disasters, governmental approvals, actions and initiatives, including the need for compliance with environmental requirements, lack or insufficient amounts of insurance, limitations imposed on our business in order to qualify and maintain our status as a REIT and our failure to qualify for or maintain such status, public health threats such as COVID-19 and other future conditions. Because forward-looking statements relate to the future, by their nature, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. As a result, the Company’s actual results may differ materially from those contemplated by the forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include the USPS’s terminations or non-renewals of leases, changes in demand for postal services delivered by the USPS, the solvency and financial health of the USPS, competitive, financial market and regulatory conditions, disruption in market, economic and financial conditions as a result of the ongoing COVID-19 pandemic, general real estate market conditions, the Company’s competitive environment and other factors set forth under “Risk Factors” in the Company’s filings with the Securities and Exchange Commission. Any forward-looking statement made in this press release speaks only as of the date on which it is made. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise. Unless otherwise stated, historical financial information and per share and other data are as of August 12, 2020 or relate to the quarter ended June 30, 2020. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by applicable securities laws.

About Postal Realty Trust, Inc.

Postal Realty Trust, Inc. is an internally managed real estate investment trust that owns and manages over 1,000 properties leased to the USPS. The Company believes it is one of the largest owners and managers of properties leased to the USPS.

Contact:

Investor Relations and Media Relations

Email: Investorrelations@postalrealtytrust.com

Phone: 516-232-8900

Postal Realty Trust, Inc. and Predecessor
Consolidated and Combined Consolidated Statements of Operations

(Unaudited)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2020	2019	2020	2019
Revenues:
Rental income	$4,640,403	$1,856,428	$8,941,174	$3,348,814
Tenant reimbursements	652,748	273,229	1,254,094	510,085
Fee and other income	311,786	276,325	607,305	563,251
Total revenues	5,604,937	2,405,982	10,802,573	4,422,150
Operating expenses:
Real estate taxes	696,865	288,771	1,338,809	538,560
Property operating expenses	394,434	248,586	801,482	500,292
General and administrative	1,916,905	968,032	4,218,448	1,344,923
Depreciation and amortization	2,161,782	767,772	4,196,650	1,248,215
Total operating expenses	5,169,986	2,273,161	10,555,389	3,631,990
Income from operations	434,951	132,821	247,184	790,160
Interest expense, net:
Contractual interest expense	(544,915)	(228,040)	(1,273,141)	(586,507)
Write-off and amortization of deferred financing fees	(115,399)	(1,854)	(219,861)	(5,035)
Loss on early extinguishment of predecessor debt	—	(185,586)	—	(185,586)
Interest income	661	1,124	1,487	2,258
Total interest expense, net	(659,653)	(414,356)	(1,491,515)	(774,870)
(Loss) income before income tax expense	(224,702)	(281,535)	(1,244,331)	15,290
Income tax expense	(4,925)	(6,259)	(15,122)	(46,008)
Net loss	(229,627)	(287,794)	(1,259,453)	(30,718)
Net income attributable to non-controlling interest in properties	—	(1,493)	—	(4,336)
Net income attributable to Predecessor	—	(209,181)	—	(463,414)
Net loss attributable to Operating Partnership unitholders’ non-controlling interests	79,077	106,672	431,148	106,672
Net loss attributable to common stockholders	$(150,550)	$(391,796)	$(828,305)	$(391,796)
Net loss per share:
Basic and Diluted	$(0.05)	$(0.08)	$(0.19)	$(0.08)
Weighted average common shares outstanding:
Basic and Diluted	5,205,153	5,164,264	5,189,900	5,164,264

Postal Realty Trust, Inc.

Consolidated Balance Sheets

	June 30, 2020	December 31, 2019
	(Unaudited)
Assets
Real estate properties
Land	$32,528,667	$25,147,732
Building and improvements	125,168,945	92,873,637
Tenant improvements	2,910,913	2,562,293
Total real estate properties	160,608,525	120,583,662
Less: Accumulated depreciation	(10,735,163)	(8,813,579)
Total real estate properties, net	149,873,362	111,770,083
Cash	4,895,427	12,475,537
Rent and other receivables	1,991,301	1,710,314
Prepaid expenses and other assets, net	4,667,105	2,752,862
Escrow and reserves	714,251	708,066
Deferred rent receivable	87,035	33,344
In-place lease intangibles, net	8,258,395	7,315,867
Above market leases, net	22,590	22,124
Total Assets	$170,509,466	$136,788,197

Liabilities and Equity
Liabilities:
Secured borrowings, net	$16,623,546	$3,211,004
Revolving credit facility	67,469,056	54,000,000
Accounts payable, accrued expenses and other	4,236,786	3,152,799
Below market leases, net	7,639,889	6,601,119
Total Liabilities	95,969,277	66,964,922

Commitments and Contingencies

Equity:
Class A common stock, par value $0.01 per share; 500,000,000 shares authorized, 5,423,861 and 5,285,904 shares issued and outstanding as of June 30, 2020 and December 31, 2019, respectively	54,239	52,859
Class B common stock, par value $0.01 per share; 27,206 shares authorized: 27,206 shares issued and outstanding as of June 30, 2020 and December 31, 2019	272	272
Additional paid-in capital	54,351,945	51,396,226
Accumulated deficit	(5,416,113)	(2,575,754)
Total Stockholders’ Equity	48,990,343	48,873,603
Operating Partnership unitholders’ non-controlling interests	25,549,846	20,949,672
Total Equity	74,540,189	69,823,275
Total Liabilities and Equity	$170,509,466	$136,788,197

Postal Realty Trust, Inc.
Reconciliation of Net Loss to FFO and AFFO

(Unaudited)

Three months ended June 30, 2020

Net loss	$(229,627)
Depreciation and amortization of real estate assets	2,161,782
FFO	$1,932,155

Recurring capital expenditures	(123,375)
Acquisition related expenses	51,345
Amortization of debt issuance costs	115,399
Straight-line rent adjustments	(36,284)
Amortization of above and below market leases	(293,287)
Non-cash stock compensation expense	534,580
AFFO	$2,180,553
FFO per common share and common unit outstanding	$0.23
AFFO per common share and common unit outstanding	$0.26
Weighted average common shares and common units outstanding	8,249,743